UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

UNITED NATURAL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (401) 528-8634

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 30, 2010, United Natural Foods, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”).  Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 3,850,000 shares of common stock, par value $0.01 per share (the “Firm Shares”), at a per share purchase price to the public of $33.00 less the underwriting discount. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 577,500 additional shares of common stock (the “Additional Shares”, and together with the Firm Shares, the “Shares”) to cover overallotments, if any, at the price to the public, less the underwriting discount.  The net proceeds of the public offering, after underwriting discounts and commissions and offering expenses, are expected to be approximately $120.2 million (approximately $138.4 million if the option to purchase the Additional Shares is exercised in full).  The closing of the public offering is expected to occur on or about October 6, 2010.  The common stock was offered and sold pursuant to a prospectus supplement, dated September 30, 2010 and related prospectus, dated September 9, 2009, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-161800). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Subject to specified exceptions, each of the Company’s directors and executive officers have entered into lock-up agreements and have agreed for a period of 90 days after the date of the final prospectus supplement, dated September 30, 2010 (which 90-day period may be extended in certain circumstances), not to directly or indirectly: (1) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any stock, options, warrants or other securities of the Company, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any stock, options, warrants or other securities of the Company held or deemed to be beneficially owned by the person or entity without the prior written consent of the representatives, or (2) exercise or seek to exercise or effectuate in any manner any rights of any nature that the person or the entity has or may have hereafter to require the Company to register under the Securities Act of 1933, as amended (the “Securities Act”), the sale, transfer or other disposition of any of the securities held or deemed to be beneficially owned by the person or entity, or to otherwise participate as a selling security holder in any manner in any registration by the Company under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.

Item 7.01.  Regulation FD Disclosure.

A copy of the press release announcing the pricing of the common stock offering is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being filed or furnished, as applicable, herewith to this Current Report on Form 8-K.

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 30, 2010, by and between United Natural Foods, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Bass, Berry & Sims PLC regarding legality of shares.
23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
99.1	Press Release dated September 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

Date: October 1, 2010	By:	/s/ Mark E. Shamber
Mark E. Shamber
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
1.1

Underwriting Agreement, dated September 30, 2010, by and between United Natural Foods, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Bass, Berry & Sims PLC regarding legality of shares.
23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
99.1	Press Release dated September 30, 2010.